Exhibit 10.3

TARRAGON REALTY INVESTORS, INC.
OMNIBUS PLAN

SECTION 1. Purpose of the Plan

     1.1 Tarragon Realty Investors, Inc. (the “Company”) hereby adopts this Omnibus Plan (the “Plan”), intended to promote the interests of the Company by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward officers, other employees, consultants, and directors in fulfilling their responsibilities for long-range achievements.

SECTION 2. Definitions

     2.1 As used in the Plan, the following definitions apply:

     a. “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     b. “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

     c. “Award” means any Option, Restricted Stock, Stock Appreciation Right, or Other Stock-Based Award granted under the Plan.

     d. “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     e. “Board” shall mean the Board of Directors of the Company.

     f. “Cause” shall mean:

     1. The willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness);

     2. The willful engaging by the Participant in misconduct which is materially injurious to the Company;

     3. The commission by the Participant of a felony; or

     4. The commission by the Participant of a crime against the Company that is materially injurious to the Company.

     For purposes of this Section 2(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

     g. “Change in Control” shall be deemed to occur (i) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the Shareholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Shares would be converted into cash, securities or other property other than a merger in which the holders of the Shares immediately prior to the merger will have the same proportionate ownership of the Shares of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Shares outstanding at the time, without the prior approval of the Board, or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Shareholders of each new Director during such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period.

     h. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     i. “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Section 162(m) of the Code. Each member of the Committee shall be a Non-Employee Director as defined in Rule 16b-3 under the Exchange Act.

     j. “Company” means Tarragon Realty Investors, Inc., a corporation organized under the laws of the State of Nevada or any of its predecessors or successors.

     k. “Deferred Shares” shall be awards made pursuant to Section 10 of the Plan or the right to receive Common Stock in lieu of cash thereof at the end of specified time period.

     l. “Director” shall mean a member of the Board.

     m. “Disability” shall mean:

     1. Any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her;

     2. When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 422(e)(3) of the Code; or

     3. Such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

     n. “Effective Date” shall mean the date of the Plan’s adoption by the Board of Directors subject to approval of the Plan by shareholders.

     o. “Employee” shall mean any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries) and consultants to the Company.

     p. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     q. “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

     r. “Fair Market Value” of the Common Stock on a given date shall be based upon either:

     1. If the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations; or

     2. If the Common Stock is not listed on a national securities exchange or quoted in an interdealer quotation system, the price will be equal to the Company’s fair market value, as determined by the Committee in good faith based upon the best available facts and circumstances at the time.

     s. “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     t. “Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 8.6.

     u. “Non-Employee Director” shall mean a member of the Board who is not and has never been an employee of the Company.

     v. “Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

     w. “Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

     x. “Other Stock-Based Award” shall mean an award granted pursuant to Section 10 hereof.

     y. “Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

     z. “Participant” shall mean:

     1. an Employee of the Company to whom an Award is granted pursuant to the Plan; and

     2. upon the death of an individual described in (1), his or her successors, heirs, executors and administrators, as the case may be.

     aa. “Performance Goals” means performance goals based on one or more of the following criteria:

     1. Pre-tax income or after-tax income;

     2. Operating profit;

     3. Return on equity, assets, capital or investment;

     4. Earnings or book value per share;

     5. Sales or revenues;

     6. Operating expenses;

     7. Stock price appreciation; and

     8. Implementation or completion of critical projects or processes.

     Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

     The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

     Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     bb. “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:

     1. The Company;

     2. A trustee or other fiduciary holding securities under an employee benefit plan of the Company;

     3. An underwriter temporarily holding securities pursuant to an offering of such securities; or

     4. A corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock of the Company.

     cc. “Plan” means this Tarragon Omnibus Plan, as amended from time to time.

     dd. “Reload Option” shall mean a Non-Qualified Stock Option granted pursuant to Section 7.3(f).

     ee. “Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8.4.

     ff. “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     gg. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

     hh. “Stock” means shares of the common stock, par value $.01 per share, of the Company.

     ii. “Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to the terms of Section 9 hereof, which confers on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR, payable in cash or shares of Stock.

     jj. “Subsidiary” shall mean an entity, in which the Company owns, directly or indirectly, through subsidiaries, at least 50 percent of the total combined voting power of all classes of equity, or any other entity (including, but not limited to, partnerships and join ventures) in which the Company owns at least 50 percent of the combined equity thereof. In the event that applicable law permits the ownership of less than 50 percent of the total combined voting power of all classes of equity to constitute a “Subsidiary,” then the requirement of 50 percent ownership in this definition shall be lowered to the lowest level permitted under applicable law; provided, however, in no event shall “Subsidiary” mean any entity which is not a “subsidiary” within in the meaning of Code 424(f).

     kk. “Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

SECTION 3. Types of Awards Covered

     3.1 The Committee may grant Options, Restricted Stock, Stock Appreciation Rights, and Other Stock-Based Awards, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     3.2 Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.

     3.3 By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

SECTION 4. Administration

     4.1 The Committee shall administer the Plan. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:

     a. Grant Awards;

     b. Determine the persons to whom and the time or times at which Awards shall be granted;

     c. Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and/or Performance Goals relating to any Award;

     d. Determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;

     e. Make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162[m] of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

     f. Construe and interpret the Plan and any Award;

     g. Prescribe, amend and rescind rules and regulations relating to the Plan;

     h. Determine the terms and provisions of Agreements; and

     i. Make all other determinations deemed necessary or advisable for the administration of the Plan.

     4.2 The Committee may, in its absolute discretion, without amendment to the Plan,

     a. Accelerate the date on which any Option granted under the plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option;

     b. Accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock; and

     c. Otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 12 hereof shall govern the vesting and exercise schedule of any Award granted hereunder.

     4.3 No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Nevada law) and hold harmless each member of the Committee and each other Director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such a member, Director or Employee in bad faith and without reasonable belief that it was in the best interests of the Company.

     4.4 The Committee may employ such legal counsel and consultants as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant. The Committee shall keep minutes of its actions under the Plan.

SECTION 5. Eligibility

     5.1 Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

     5.2 An Employee or Non-Employee Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

SECTION 6. Shares of Stock Subject to the Plan

     6.1 The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be at least 2,000,000 and will represent approximately 20% of the total shares outstanding. As the total shares outstanding increase (which limit shall be determined without considering as outstanding any shares that are the subject of any unexercised options under the Plan or any other option plan of the Company or any Shares owned by the Company or any of its subsidiaries) such shares available for issuance under the plan shall automatically increase proportionately; provided, however, that the maximum number of Shares for which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000 Shares (which number is subject to adjustment as provided in Section 6.3). The number of shares of Common Stock reserved under the Plan shall not be less than the total number of shares granted, whether exercised or unexercised for all Awards under the Plan.

     6.2 No more than 1,000,000 shares of Stock may be awarded in respect of Options, no more than 300,000 shares of Stock may be awarded in respect of Restricted Stock and no more than 100,000 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

     6.3 Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

     6.4 Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of

     a. the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards;

     b. the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards;

     c. the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code;

     d. the Performance Goals; and

     e. the individual limitations applicable to Awards.

SECTION 7. Stock Options

     7.1 Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

     7.2 Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the grantee to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that only in the case of Deferred Shares shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock on the date the Option is granted.

     7.3 Term and Exercise of Options

     a. Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 20% percent of the shares of Stock covered thereby on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

     b. An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

     c. An Option shall be exercised by delivering notice to the Company, directed to the attention of its Secretary. Such notice shall be accompanied by a copy of the applicable Agreement, shall specify the number of shares of Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means:

     i. In cash or by personal check, certified check, bank cashier’s check or wire transfer.

     ii. Subject to the approval of the Committee, in Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise.

     iii. Subject to the approval of the Committee, by delivery of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 12. Executive Officers and Directors will not be permitted to use this cashless method of exercise described in this paragraph without the express prior consent of the Company, and only to the extent permitted by law.

     iv. Subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.

     d. Under Section 421(b) of the Code, each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     e. Certificates for Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such Stock, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

     f. The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Non-Qualified Stock Option (a “Reload Option”) for a number of shares of Stock equal to the number of shares of Stock surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7.3(c)(ii) above, subject to the availability of Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Non-Employee Director. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

     7.4 Limitations on Incentive Stock Options

     a. To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

     b. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant: such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless

     i. The exercise price of such Inventive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted; and

     ii. Such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     7.5 Effect of Termination of Employment

     a. Unless the applicable Agreement provides otherwise, in the event that the employment, directorship or consultancy (together, hereinafter referred to as “employment”) of a Participant with the Company shall terminate for any reason other than Cause, Disability or death,

     i. Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable only until the date that is 90 calendar days after the date of such termination, on which date they shall expire; and

     ii. Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

     iii. The 90-day period described in Section 7.5(a)(i) shall be extended to one year from the date of such termination, in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

     b. Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant,

     i. Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and

     ii. Options granted to such Participant, to the extent not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

     c. In the event of the termination of a Participant’s employment for Cause, all then outstanding and unexercised Options granted to such Participant shall expire as of the date of such termination.

SECTION 8. Restricted Stock

     8.1 At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8.6. Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8.2 are satisfied, and except as provided in Section 8.8, upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8.4 shall lapse.

     8.2 At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

     8.3 If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83[b]), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

     8.4 Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, the Participant shall forfeit such Restricted Stock, and all of the rights related thereto.

     8.5 The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock have lapsed.

     8.6 Issuance of Certificates

     a. Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued a certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares of Restricted Stock; provided that the Company shall not cause such a certificate to be issued unless it has received a power of attorney duly endorsed in blank with respect to such shares of Restricted Stock. Each such certificate shall bear the following legend:

The transferability of this certificate and the stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Tarragon Realty Investors, Inc. omnibus plan and an agreement entered into between the registered owner of such stock and Tarragon Realty Investors, Inc. A copy of the omnibus plan and agreement is on file with the secretary of the company.

     Such legend shall not be removed until such Stock vests pursuant to the terms hereof.

     b. The Company shall hold each certificate issued pursuant to this Section 8.6, together with the powers relating to the Restricted Stock evidenced by such certificate, unless the Committee determines otherwise.

     8.7 Upon vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8.4 shall lapse with respect to such Restricted Stock. Reasonably promptly after any Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, free of the legend set forth in Section 8.6.

     8.8 Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares of Stock, then the Participant shall continue to be the owner of such shares of Stock subject to such continuing restrictions as the Committee may prescribe in such notice.

     In the event of a forfeiture of Stock pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares of Stock. In the event that the Company requires a return of Stock, it shall also have the right to require the return of all dividends or distributions paid on such Stock, whether by termination of any escrow arrangement under which such dividends or distributions are held or otherwise.

     In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

     8.9 Restricted Stock granted pursuant to this Section 8 to Executive Officers may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals established by the Committee.

SECTION 9. Stock Appreciation Rights

     9.1 The Agreement covering an Award of a Stock Appreciation Right, or SAR, shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding.

     9.2 Subject to the terms of the Plan, the Committee shall determine the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on the attainment of Performance Goals established by the Committee and/or future service requirements approved by the Committee) the time at which an SAR shall cease to be or become exercisable following termination of employment or affiliation with the Company or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to a Participant, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions determined by the Committee.

SECTION 10. Other Stock-Based Incentive Awards

     10.1 Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan. The Committee may also grant Participants the right to receive Deferred Shares that are stock-based incentive grants in lieu of a cash deferral of bonuses.

     10.2 Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals established by the Committee.

SECTION 11. Performance-based Compensation

     11.1 If and to the extent the Committee determines that an Award to be granted to a Participant designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon the attainment of Performance Goals established by the Committee and other terms set forth in this Section.

     11.2 Performance Goals shall be established not later than 90 days after the beginning of any performance period applicable to such Award, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). All determinations by the Committee as to the establishment and attainment of Performance Goals shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Awards.

     11.3 Settlement of such Awards shall be in Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a Performance Goal period or settlement of such Awards.

     11.4 It is the intent of the Company that Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this Section, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     11.5 Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into by a

Participant with the Company or any Affiliate that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, SAR or other Stock-based Award held by the Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

SECTION 12. Rights in Event of Death or Disability

     12.1 Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

     12.2 During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (a) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (b) such Option is meant to qualify for the exemptions available under Rule 16b-3 (non-transferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify).

     12.3 Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

     12.4 A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

SECTION 13. Tax Withholding

     13.1 Whenever shares of Stock are to be delivered pursuant to an Award, the Company shall have the right to require the participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. The Company and/or its Affiliate, as the case may be, shall have the right to deduct such amounts from payments of any kind otherwise due to the participant by the Company and/or its Affiliates.

     13.2 With the approval of the Committee, a participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld or by delivering to the Company shares of Stock already owned by the participant. Such shares of Stock shall be valued at their Fair Market Value as of the date that the amount of tax to be withheld is determined. Fractional shares of Stock shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

SECTION 14. Change of Control

     14.1 Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, and the restrictions and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Award shall be deemed fully vested. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company’s assets or stock may, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of

     a. the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor; or

     b. the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

     14.2 Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

SECTION 15. Securities Matters

     15.1 The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     15.2 The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

     15.3 During any time that the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards granted pursuant to the Plan and the exercise of Options granted pursuant to the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law or deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

SECTION 16. Amendment or Termination

     16.1 The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange requirements.

     16.2 Awards may be granted under the Plan prior to the receipt of such approval, but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

SECTION 17. General Provisions

     17.1 No Awards may be exercised by a Grantee if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

     17.2 A bona fide leave of absence approved by a duly constituted officer of the Company shall not be considered interruption or termination of service of any Participant for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an Employee while he or she is on a bona fide leave of absence.

     17.3 No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Stock. Except as otherwise expressly provided in Section 6.4, no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

     17.4 Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

     17.5 In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

     17.6 Any Award agreement may provide that stock issued upon exercise of any Awards may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.

     17.7 The validity and construction of the Plan and any Awards granted hereunder shall be governed by the laws of the State of Texas, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and any Award granted hereunder to the substantive laws of any other jurisdiction.

SECTION 18. Plan Effective Date

     18.1 The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within twelve (12) months after the date of the Plan’s adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan and any Awards granted thereunder, shall be null and void and the Company shall have no liability thereunder.

     18.2 No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.

     18.3 Neither the adoption of this Plan nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under this Plan.

SECTION 19. Plan Termination

     19.1 No Award may be granted under the Plan on or after the date which is ten years following the effective date specified in Section 16, but Awards previously granted may be exercised in accordance with their terms.